UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☑       Preliminary Proxy Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☐       Definitive Additional Materials
☐       Soliciting Material Pursuant to §240.14a-12
LINCOLNWAY ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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March 19, 2007
Dear Member:
You are cordially invited to a special meeting of the members of Lincolnway Energy, LLC, which will be held at Gates Hall, 825 15th Street, Nevada, Iowa, on Tuesday, April 3, 2007, at 8:00 p.m.
The following documents are being provided to you along with this letter:
1. Notice of Special Meeting of Members
2. Proxy Statement
3. Ballot
The only matter on the ballot for the meeting is a vote on whether Lincolnway Energy should repurchase an aggregate of 810 units from the Directors of Lincolnway Energy for an aggregate of $810,000.
It is important that your units be represented and voted at the meeting. The Directors therefore urge you to review the materials being provided to you, and then complete, sign and date your ballot and promptly return it in the enclosed envelope. This will also help ensure that a majority of the outstanding units are represented at the meeting. If you attend the meeting and want to change your vote, you will be able to obtain a new ballot at the meeting. You also can, however, wait to vote by ballot at the meeting.
On behalf of the Directors, I would like to thank you for your continued interest in the affairs of Lincolnway Energy, LLC, and we look forward to seeing you at the meeting.

Sincerely,
/s/ William Couser
William Couser, Chairman

LINCOLNWAY ENERGY, LLC

NOTICE OF SPECIAL MEETING OF MEMBERS
April 3, 2007

To the Members:
You are cordially invited to a special meeting of the members of Lincolnway Energy, LLC that will be held at Gates Hall, 825 15th Street, Nevada, Iowa, on Tuesday, April 3, 2007 at 8:00 p.m. for the purpose of a voting on whether Lincolnway Energy, LLC should repurchase an aggregate of 810 units from the Directors of Lincolnway Energy, LLC for an aggregate of $810,000.
Only members of record on March 19, 2007, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.
Whether or not you expect to attend the meeting, the Directors urge you to please promptly complete, sign and date your ballot, and return the ballot in the enclosed envelope. This will help ensure that a majority of the outstanding units are represented at the meeting. If you attend the meeting and want to change your vote, you will be able to do so if you notify the chairperson or the secretary of the meeting at any time before the vote of the members is taken at the meeting. You will then be provided with another ballot to complete and deliver at the meeting. You also can, however, wait to vote by ballot at the meeting.
The accompanying Proxy Statement describes in more detail the matter to be voted upon at the meeting.

By Order of the Directors,
/s/ Timothy Fevold
Timothy Fevold, Secretary

Nevada, Iowa
March 19, 2007

LINCOLNWAY ENERGY, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201
PROXY STATEMENT FOR SPECIAL MEETING OF MEMBERS
TO BE HELD ON APRIL 3, 2007
GENERAL INFORMATION
This Proxy Statement is being provided by Lincolnway Energy, LLC (“Lincolnway Energy”) in connection with a special meeting of the members which will be held on April 3, 2007, at 8:00 p.m., at Gates Hall, 825 15th Street, Nevada, Iowa, and any adjournment or postponement thereof (the “Meeting”).
If a ballot is properly completed and timely returned, the units it represents will be voted at the Meeting in accordance with the specifications provided in the ballot. If a member returns the ballot to Lincolnway Energy prior to the Meeting, but attends the Meeting and wants to change the member’s vote, the member may do so if the member notifies the chairperson or the secretary of the Meeting at any time before the vote of the members is taken at the Meeting. The member will then be provided with another ballot to complete and deliver at the Meeting.
This Proxy Statement and the accompanying ballot were first mailed to members on or around March 19, 2007. The cost of the preparation, distribution and handling of this Proxy Statement and the ballots will be borne by Lincolnway Energy.
The ballot is solicited on behalf of the Directors of Lincolnway Energy. The Directors are not, however, making any recommendation on the matter to be presented to the members at the Meeting because the matter involves the purchase of units from the Directors by Lincolnway Energy.
VOTING SECURITIES
Only members of record as of the close of business on March 19, 2007 are entitled to notice of, and to vote at, the Meeting.
Lincolnway Energy’s authorized units consists of a single class of units, with no par value. There were 42,859 units outstanding on March 19, 2007. Those units were held by 955 different members. Each member has one vote for each unit held by the member.
The members holding at least twenty-five percent (25%) of the outstanding units will constitute a quorum of the members for purposes of the Meeting. A member attending the Meeting will be counted for purposes of establishing a quorum for the Meeting. A member voting by a proxy, or by a ballot which is timely returned to Lincolnway Energy prior to the Meeting, will also be deemed present at the Meeting and counted for purposes of establishing a quorum for the Meeting. In order for a ballot to be timely returned, the ballot must be received at the principal office of Lincolnway Energy by not later than 3:00 p.m. on April 3, 2007.

Although a quorum for the Meeting will exist if only twenty-five percent (25%) of the outstanding units are represented at the Meeting, Section 5.8(b)(v) of the Operating Agreement mandates that the vote of the members holding at least a majority of the total outstanding units will be the act of the members on the matter which will be voted upon by the members at the Meeting. If a majority of the total outstanding units do not vote on the matter, the matter will, therefore, fail for lack of the necessary vote of the members. The Directors believe the matter should be determined by the necessary vote of the members, and not because of the failure to have a sufficient number of units represented or voted at the Meeting. It is therefore important that your units be represented and voted at the Meeting, so please be sure to timely return your completed ballot to Lincolnway Energy.
Votes withheld and abstentions and broker non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast for or against the matter to be voted upon at the Meeting.
Lincolnway Energy’s Operating Agreement provides that voting by the members may be by mail ballot if authorized by the Directors. The Directors have authorized the use of a mail ballot for the Meeting, and a ballot is being provided to you along with this Proxy Statement.
Lincolnway Energy will tabulate the results of the voting by the ballots which are returned before the Meeting, and will announce those results at the Meeting. Members will, however, be permitted to present their ballots at the Meeting, and if you return your ballot to Lincolnway Energy prior to the Meeting, but you attend the Meeting and want to change your vote, you will be permitted to do so if you notify the chairperson or the secretary of the Meeting at any time before the vote of the members is taken at the Meeting. You will then be provided with another ballot to complete and deliver at the Meeting. The vote of the members at the Meeting will be taken by a ballot in the same form being provided along with this Proxy Statement.
Given that the vote at the Meeting is being taken by ballot provided to the members before the Meeting, no member proposals will be able to be made or acted upon at the Meeting, and no member action will otherwise be able to be taken at the Meeting, other than the vote on the repurchase by Lincolnway Energy of an aggregate of 810 units from the Directors for an aggregate purchase price of $810,000 as described and provided in this Proxy Statement.
REPURCHASE OF UNITS FROM DIRECTORS BY LINCOLNWAY ENERGY
The Directors approved a compensation package for the Directors in June, 2006. The compensation package is summarized in the three following paragraphs.
The Directors approved a director fee of $1,000 per month at a meeting held on June 7, 2006. The fee is payable quarterly, in arrears, and a director must attend at least 75% of all director meetings for the quarter in order to receive the fee. A director may attend a meeting in person, by phone or any other method provided in Lincolnway Energy’s governing documents. The director fee was made retroactively effective as of April 1, 2006.

The Directors also approved an annual fee of $20,000 for the chairman of Lincolnway Energy, and an annual fee of $10,500 for each of the vice president, secretary and treasurer of Lincolnway Energy. The officer fee is payable quarterly, and was made retroactively effective as of April 1, 2006. As of the date of the mailing of this proxy statement, William Couser was the chairman, Jeff Taylor was the vice president, Timothy Fevold was the secretary and Terrill Wycoff was the treasurer. Mr. Couser, Mr. Taylor, Mr. Fevold and Mr. Wycoff are also directors of Lincolnway Energy.
The Directors approved the offer and sale of up to 100 units of Lincolnway Energy to each of the nine directors of Lincolnway Energy, at a purchase price of $1,000 per unit, at a meeting held on June 12, 2006. Lincolnway Energy sold an aggregate of 810 units, for an aggregate of $810,000, on June 12, 2006 to the nine directors of Lincolnway Energy pursuant to that authorization. William Couser, Jeff Taylor, Timothy Fevold, Terrill Wycoff, Brian Conrad, David Eggers, James Hill and Rick Vaughan each purchased 100 units, and David Hassebrock purchased 10 units. The fair market value per unit based on an appraisal was $1,375, for an aggregate of $1,113,750 of fair value. The $303,750 difference between the appraised fair market value and the purchase price was considered compensation to the Directors and was included in the general and administrative expenses in the statement of operations.
The compensation package did not require the approval of the members. The Directors have determined, however, to give the members the opportunity to express their opinion and take action on the issuance of the units to the Directors by requesting the members to vote at the Meeting upon whether Lincolnway Energy should repurchase the 810 units which were issued to the Directors in June 2006 for the same purchase price that was paid by the Directors for those units, which was $1,000 per unit, or an aggregate of $810,000. The purchase price would be paid to the Directors on the date determined by the Directors. The Directors anticipate causing Lincolnway Energy to pay the purchase price as soon as permissible under the loan agreements of Lincolnway Energy. As of the date of the mailing of this proxy statement, the Directors believed the payment of the purchase price would not be prohibited or restricted by Lincolnway Energy’s loan agreements, and if there is no change in that belief, the purchase price would be paid to the Directors within one week of the date of the Meeting.

The number of units to be repurchased by Lincolnway Energy from each Director and the aggregate purchase price to be paid to each Director for those units is as follows:

		Purchase Price
Name	Number of Units	($1,000 per unit)
William Couser	100	$100,000
Jeff Taylor	100	$100,000
Timothy Fevold	100	$100,000
Terrill Wycoff	100	$100,000
Brian Conrad	100	$100,000
David Eggers	100	$100,000
James Hill	100	$100,000
Rick Vaughan	100	$100,000
David Hassebrock	10	$10,000

	810	$810,000
The proposed repurchase of the units by Lincolnway Energy is contemplated to be a one time event, and is not intended to be a means of compensation for the Directors given that the Directors paid an aggregate of $810,000 for the units and Lincolnway Energy will pay the Directors an aggregate of $810,000 for the units.
Lincolnway Energy received a $375 deduction per unit for federal income tax purposes when the 810 units were purchased by the Directors in June, 2006. Lincolnway Energy will recognize no gain or loss for federal income tax purposes if the 810 units are repurchased by Lincolnway Energy during 2007. As noted above, it is contemplated that the purchase price would be paid to the Directors within one week of the date of the Meeting.
Each Director recognized ordinary income for federal income tax purposes in the amount of $375 per unit when the units were issued to the Directors in June, 2006. Each Director will also recognize as ordinary income the Director’s share of Lincolnway Energy’s income in 2006 and 2007. Each Director also received a distribution of $150 per unit in December, 2006. If Lincolnway Energy repurchases the 810 units, each Director will recognize a short term capital loss per unit in an amount equal to the difference between the amount received for the unit ($1,000) and the Director’s basis per unit ($1,375 plus the Director’s share of income in 2006 and 2007, less the $150 per unit cash distribution). The loss will only be deductible for federal income tax purposes to the extent of capital gains or $3,000 per year.
The publicly traded partnership statutes and regulations of the IRS limit the assignment and transfer of units of Lincolnway Energy because, under those statutes and regulations as in effect on the date of the mailing of this proxy statement, Lincolnway Energy is, in general, limited to permitting the assignment and transfer of no more than two percent (2%) of the outstanding units of Lincolnway Energy during any taxable year. Lincolnway Energy has, however, established a qualified matching service on Lincolnway Energy’s website, which allows Lincolnway Energy to permit the assignment and transfer of up to an aggregate of ten percent (10%) of the outstanding units during any taxable year, so long as the assignments and transfers are made in accordance with the terms of the qualified matching service.

The repurchase of the 810 units by Lincolnway Energy will be counted as part of the two percent (2%) of the units which may be assigned during the fiscal year ending September 30, 2007 outside of the terms of the qualified matching service. Lincolnway Energy has 42,859 outstanding units, and two percent of that amount is 857 units.
Lincolnway Energy cannot repurchase the units from the Directors without the vote of the members because Section 5.8(b)(v) of the Operating Agreement of Lincolnway Energy provides that the Directors do not have the authority to cause Lincolnway Energy to acquire any equity or debt securities of any Director without the consent of the members holding at least a majority of the outstanding units.
Although a quorum for the Meeting will exist if only twenty-five percent (25%) of the outstanding units are represented at the Meeting, the vote of the members holding at least a majority of the total outstanding units will be the act of the members on the vote to be taken at the Meeting. Lincolnway Energy has 42,859 outstanding units, so the members holding 21,430 of the units will determine the vote at the Meeting.
If a majority of the total outstanding units do not vote on the matter, the matter will fail for lack of the necessary vote of the members. The Directors believe the matter should be determined by the necessary vote of the members, and not because of the failure to have a sufficient number of units represented or voted at the Meeting. It is therefore important that your units be represented and voted at the Meeting, so please be sure to timely return your completed ballot to Lincolnway Energy.
The Directors will all return their ballots for the Meeting, but each Director will abstain from voting on the matter. The units held by the Directors will therefore be counted for purposes of determining and establishing a quorum for the Meeting, but their units will not be counted as votes cast for or against the matter. The Directors believe this is an appropriate approach to take given that the matter involves the repurchase of units from the Directors by Lincolnway Energy.
The Directors are not recommending a vote for or against the matter for the same reason.

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of Units as of March 19, 2007 by the following individuals:
•	Lincolnway Energy’s directors;

•	Lincolnway Energy’s officers; and

•	All of Lincolnway Energy’s directors and officers as a group.
Lincolnway Energy had an aggregate of 42,859 outstanding Units as of March 19, 2007.
Security Ownership Table

Name of	Amount and Nature
Beneficial Owner	of Beneficial Ownership[1]	Percent of Class
William Couser, [2]	513	1.20%
Director and Chairman
Jeff Taylor, [2]	500	1.17%
Director and Vice President
Timothy Fevold,	201	.47%
Director and Secretary
Terrill Wycoff,	325	.76%
Director and Treasurer
Brian Conrad, [2]	553	1.29%
Director
Rick Vaughan, [2]	100	.23%
Director
James Hill,	350	.82%
Director
David Hassebrock,	35	.08%
Director
David Eggers,	301	.70%
Director
Richard Brehm,	-0-	0%
President and Chief Executive Officer
Kim Supercynski,	25	.06%
Chief Financial Officer
All directors and officers as a group	2,903	6.78%

1	Unless otherwise indicated by a footnote, all of the Units are directly owned by the listed individual and are not pledged as security.

2	All units are pledged as security.

To Lincolnway Energy’s knowledge, as of March 19, 2007:
•
No person or group was the beneficial owner of more than 5% of the outstanding Units, and no person or group held more than 5% of the outstanding Units pursuant to any voting trust or similar agreement, and

•	There were no arrangements, including any pledge of Units by any person, the operation of which may at a subsequent date result in a change in control of Lincolnway Energy.
MEMBER PROPOSALS FOR 2008 ANNUAL MEETING
Lincolnway Energy currently anticipates holding the annual meeting for 2008 in March or April of 2008.
In order for a proposal of any member pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented for inclusion in Lincolnway Energy’s proxy materials for the annual meeting of members to be held in 2008, the proposal must have been received at Lincolnway Energy’s principal executive office by no later than the close of business on November 14, 2007. Any proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of member proposals in Lincolnway Energy’s proxy materials. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in Lincolnway Energy’s proxy materials.
Any member proposal, other than with respect to a nominee for election as a director, which is submitted outside the processes of Rule 14a-8 shall be considered untimely unless received at Lincolnway Energy’s principal executive office by no later than January 22, 2008.
Under Section 5.3(b) of the Operating Agreement of Lincolnway Energy, any member that intends to nominate one or more persons for election as a director at an annual meeting may do so only if written notice of the member’s intent to make the nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of Lincolnway Energy not less than 60 days, nor more than 90 days, prior to the annual meeting of the members. The notice must include the information set forth in Section 5.3(b) of the Operating Agreement.
A member who wishes to submit a proposal or nomination is encouraged to seek independent counsel about the requirements of the Securities and Exchange Commission and under the Operating Agreement of Lincolnway Energy. Lincolnway Energy will not consider any proposal or nomination that does not meet the requirements of the Securities and Exchange Commission and the requirements of the Operating Agreement of Lincolnway Energy.
All proposals and nominations should be directed to Lincolnway Energy’s principal executive office located at 59511 W. Lincoln Highway, Nevada, Iowa, to the attention of Lincolnway Energy’s secretary. Lincolnway Energy suggests that proposals be sent by certified mail, return receipt requested, or by another means which permits proof of the date of delivery.

OTHER MATTERS
The Directors do not intend to bring any other business before the Meeting. Also, as discussed in the section entitled “VOTING SECURITIES”, given that the vote at the Meeting is being taken by ballot provided to the members before the Meeting, no member proposals will be able to be made or acted upon at the Meeting, and no member action will otherwise be able to be taken at the Meeting, other than the vote on the matter described and provided in this Proxy Statement.

By order of the Directors,
/s/Timothy Fevold
Timothy Fevold, Secretary

Nevada, Iowa
March 19, 2007

LINCOLNWAY ENERGY, LLC
BALLOT
Special Meeting of Members
April 3, 2007
This Ballot is provided to you as a member of Lincolnway Energy, LLC. The units held by you will be voted in accordance with your specifications provided on this Ballot if this Ballot is properly completed and timely returned to Lincolnway Energy, LLC. You must complete, date and sign this Ballot. You can deliver this Ballot in person at the special meeting. You can also deliver this Ballot to the principal office of Lincolnway Energy, LLC in person or by mail. In either case, the Ballot must be received by Lincolnway Energy, LLC by no later than 3:00 p.m. on April 3, 2007 in order to be valid and counted. If you return this Ballot to Lincolnway Energy, LLC and attend the special meeting and want to change your vote, you may do so if you notify the chairperson or the secretary of the special meeting at any time before the vote of the members is taken at the special meeting. You will then be provided with another ballot to complete and deliver at the special meeting. This Ballot is being given by you for the special meeting and for any postponements or adjournments of the special meeting.
This Ballot is solicited on behalf of the Directors of Lincolnway Energy, LLC. The Directors are not, however, making any recommendation on the matter noted below because the matter involves the repurchase of units from the Directors by Lincolnway Energy.
I hereby vote as follows with respect to Lincolnway Energy, LLC repurchasing the 810 units which were issued to the Directors in June, 2006, at a purchase price to Lincolnway Energy, LLC of $1,000 per unit, for an aggregate purchase price of $810,000, payable in full to the Directors on the date determined by the Directors. (PLACE AN “X” IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS MATTER)

☐ FOR	☐ AGAINST	☐ ABSTAIN
A member abstaining will be counted for quorum purposes, but the units of the member will not be counted as votes cast for or against the above matter.
Dated: ___, 2007.

[SIGNATURE BLOCK FOR INDIVIDUALS	[SIGNATURE BLOCK FOR ENTITY]
OR JOINT—BOTH parties must sign]	(Corporation, Partnership, Trust, IRA)

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Printed Name 1:	By:

(Authorized Signature)
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